SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549




                               FORM 8-K
                            CURRENT REPORT



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (date of earliest event reported): November 20, 2002


                     BRADLEY PHARMACEUTICALS, INC.
         (Exact name of registrant as specified in its charter)

      Delaware                 0-18881                 22-2581418
  (State or other            (Commission             (IRS Employer
  jurisdiction of            File Number)            Identification No.)
  incorporation)


     383 Route 46 West, Fairfield, New Jersey           07004
     (Address of principal executive office)          (Zip Code)



       Registrant's telephone number, including area code: (973) 882-1505




Item 5.  Other Events

     On November 20, 2002, the Company entered into a loan agreement with Wachovia Bank with respect to a $5 million revolving asset-based credit facility and a $10 million acquisition facility for future product acquisitions.
Advances under the revolving asset-based credit facility are calculated pursuant to a formula, which is based upon the Company's eligible accounts receivable and inventory levels. Advances under the $10 million acquisition facility are pursuant to the Company finding a potential acquisition, satisfying financial covenants and depending upon the potential size of an acquisition Wachovia's final approval. This loan agreement has an initial term of two years.
Interest accrues on amounts outstanding under this new loan agreement at a rate
equal to LIBOR plus 1.85%.   The Company's obligations under this loan agreement
have been collateralized by the Company's grant to Wachovia of a lien upon substantially all the Company's assets. A copy of the loan agreement is attached as an exhibit to this Form 8-K.

     This loan agreement with Wachovia Bank replaces the previous loan agreement with LaSalle Business Credit, Inc., which expired on November 6, 2002. The principal differences between the new loan agreement with Wachovia and previous agreement with LaSalle is an increase in the revolving asset-based credit facility of $1.5 million, an increase in the acquisition note of $8.5 million and lower interest rates.

     As of November 25, 2002, the Company has not borrowed any funds from the revolving asset-based credit facility or the acquisition facility.


Item 7.  Financial Statements and Exhibits

     (c) Exhibits

          10.28 - Loan and Security Agreement
          10.29 - Revolving Promissory Note
          10.30 - Acquisition Promissory Note
          10.31 - Patents, Trademarks and Copyrights Security Agreement (Bradley Pharmaceuticals, Inc.)
          10.32 - Patents, Trademarks and Copyrights Security Agreement (Doak Dermatologics, Inc.)




                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      BRADLEY PHARMACEUTICALS, INC.


                                      By: /s/ Daniel Glassman
                                          -------------------
                                          Daniel Glassman
                                          Chairman, President and CEO





Dated:  November 25, 2002